CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Ameri Metro Inc

We hereby consent to the inclusion in the 10-K form for the year ended July 31, 2020 (the "Form") of Ameri Metro Inc (the “Company”) of our report, dated November 12, 2020, with respect to our audit of the financial statements of the Company as of July 31, 2020 included in the filing of this Form.

Sincerely,

/S/ Weinstein International CPA

November 12, 2020

Tel: +972-3-776-3777 Fax: +972-3-776-3881     I            Email: i@dwacc.com        Web: www.dwacc.com